Exhibit 10.9

FORM OF

LICENSE AGREEMENT

THIS AGREEMENT dated as of __________ ___, 2005 is made by and between Aigaion Oil Anonimi Eteria Viomhxanias Kai Emporias Petrelaioeidon, a Greek corporation with an address at 42 Hatzikyriakou Avenue, Piraeus 185 38 Athens, Greece, (“Licensor”) and Aegean Marine Petroleum Network Inc., a Marshall Islands corporation with an address at Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960, (“Licensee”).

RECITALS

A.                                   Licensor is the owner of Greek trademark registration no. 141623 for the mark shown in Exhibit A hereto (the “Mark”) and has been using the Mark in its entirety as well as individual components thereof (the Mark in its entirety and the individual components thereof are collectively referred to hereinafter as the “Marks”) in connection with ship bunkering and related services (the “Services”).

B.                                     Licensee has, with the consent of Licensor, used the Marks in connection with the Services and the parties wish to document Licensor’s consent by the execution of this Agreement.

C.                                     Licensee wishes to continue to use the Marks in connection with the Services and it is the desire and intention of the parties that Licensee be permitted to continue to use the Marks in accordance with the terms hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants set forth herein, it is agreed as follows:

1.                                     Grant of License.  Subject to the terms, covenants and conditions herein set forth, Licensor grants to Licensee, to the extent that it has the right to do so, a non-transferable (except as hereinafter provided), non-exclusive, world-wide, royalty-free right and license to use the Marks in connection with Licensee’s business plans as set forth in Licensee’s Prospectus dated _____________, 2005 including, without limitation, in connection with the Services and the promotion, advertising and marketing thereof (collectively, the “Licensed Services”).  Licensor acknowledges that Licensee has been using the Marks with the consent of Licensor through Licensee’s related company, Aegean Marine Petroleum S.A., a Liberian entity, and Licensor hereby consents to such continued use.

2.                                       Ownership.  (a)  Licensee acknowledges that, as between Licensee and Licensor, the Marks are the sole and exclusive property of Licensor, and Licensee agrees that it will not contest ownership or validity of the Marks or oppose or seek to cancel any registration thereof by Licensor.  Licensee agrees that any and all rights that might have been or might be acquired by its use of the Marks shall inure to the benefit of Licensor.  Licensor makes no representations or warranties in respect of the relative superiority of its rights in the Marks to the rights of any third party in the Marks.

(b)    Licensor reserves all rights to use without limitation the Marks, including for the Licensed Services, in such manner as Licensor shall in its sole discretion deem appropriate or advisable, or to discontinue its use of the Marks.  Nothing in this Agreement shall be construed to limit Licensor’s right to grant a license to any person or entity to use the Marks.

3.                                     Quality Control.  The Licensed Services offered and/or performed by Licensee under the Marks shall be of high standard and shall be offered and performed in accordance with all applicable laws and regulations.  Licensee agrees to comply with rules set forth from time to time by Licensor with respect to the appearance and manner of use of the Marks, which rules shall not unreasonably restrict Licensee’s ability to engage in the Licensed Services.  Licensee shall furnish to Licensor, prior to any use, materials on which the mark appears (“Materials”) and Licensor shall have the right to approve or disapprove the use of any or all such Materials, and any such approval shall not be unreasonably withheld.

4.                                       Trade Name.  (a) Licensor authorizes Licensee to adopt and use the Marks as part of its present corporate name or trade name during the term of this Agreement.

                                                (b)  Immediately upon termination of this Agreement, Licensee will, at its sole expense, change its corporate name or trade name to eliminate any use of the Marks and will file all necessary documents and amendments to accomplish such changes in each country or state where it is registered or authorized to do business.

5.                                     Termination.  (a) In the event Licensee materially breaches this Agreement, Licensor may terminate this Agreement by giving Licensee written notice specifying the particulars of the breach and providing a period of ninety (90) days to cure the breach.  If Licensee’s breach shall not have been substantially cured within the ninety (90) days, then this Agreement shall be deemed terminated at the end of the said ninety (90) day period unless otherwise agreed in writing by the parties.  Licensee may terminate this Agreement at any time by written notice to Licensor.

                                                (b)  Upon termination of this Agreement all rights of Licensee under the license granted hereunder shall terminate and revert automatically to Licensor, and Licensee shall, at its sole cost and expense, immediately discontinue all use and distribution of the Marks and materials containing the Marks, and thereafter Licensee shall no longer use or have the right to use the Marks or any variation thereof, or any word or mark similar thereto or likely to be confused therewith.

6.                                     Infringement.  (a) Licensor shall have the sole right, at its expense, to bring any action on account of any infringement or unauthorized use of the Marks by others and Licensee shall cooperate with Licensor, as Licensor may request, in connection with any such action brought by Licensor.  Licensor shall retain any and all damages, settlement or compensation paid in connection with any such action brought by Licensor.  Licensee shall promptly notify Licensor of any and all infringements or other illegal uses of the Marks which come to Licensee’s attention.

                                                (b)  Licensor shall have the sole right, at its expense, to defend and settle any action that may be commenced against Licensor or Licensee alleging that the Marks infringe any rights of third parties.  Licensee shall, at the direction of Licensor, promptly discontinue its use of the Marks alleged to infringe the rights of such third party.

                                                (c)  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, LICENSOR SHALL HAVE NO LIABILITY TO LICENSEE FOR OR IN RESPECT OF ANY CLAIM BY ANY THIRD PARTY THAT LICENSEE’S USE OF THE MARKS INFRINGES UPON OR OTHERWISE VIOLATES ANY PROPRIETARY OR OTHER RIGHTS OF SUCH THIRD PARTY.

7.                                     Independent Contractors.  The relationship between Licensor and Licensee created by this Agreement shall be that of independent contractors.  Nothing contained herein shall be construed to place Licensee and Licensor in the relationship of legal representatives, partners, joint ventures, franchises or agency, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

8.                                       Survival of Terms.  The terms, covenants and conditions contained in Sections 2, 4(b), 5(b), 6 and 7 hereof shall survive termination of this Agreement.

9.                                       Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

10.                                 General Provisions.  (a) Notices.  All notices to be given hereunder shall be in writing and will, unless otherwise provided, be delivered personally or sent by confirmed facsimile transmission or overnight courier service, proper postage prepaid, to the address set forth in the first paragraph of this Agreement, or such other address as a  party may from time to time designate by notice.

(b)  Assignment.  (i)  This Agreement and the rights and duties hereunder are personal to Licensee and shall not be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law without the prior consent of Licensor, except that this Agreement and Licensee’s rights and duties hereunder are freely transferable by Licensee, without the consent of Licensor, in connection with the sale of all or substantially all of the assets of Licensee.  Pursuant to Section 1 above, Licensor acknowledges that Licensee has been using the Marks with the consent of Licensor through Licensee’s related company, Aegean Marine Petroleum S.A., a Liberian entity, and Licensor hereby consents to such continued use.

(ii)  Licensor may assign or otherwise transfer this Agreement at any time without Licensee’s consent.  Licensor may assign or otherwise transfer the Marks at any time without Licensee’s consent.

(iii)  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns, recognizing that the assignment, mortgage, sublicense or other transfer of this Agreement by Licensee is limited as set forth above in Section 10(b)(i).

                                                (c)  Waiver.  No rights of any party arising under this Agreement or any provision hereof shall be waived except in writing.  A waiver by any party of its rights under this Agreement or any breach of this Agreement shall not be construed as a waiver of any other rights or of any other breach.

                                                (d)  Remedies; Specific Performance.  No right or remedy conferred upon either party under this Agreement is intended to be exclusive of any other right or remedy.  Licensee acknowledges and agrees that in the event Licensee does not perform this Agreement in accordance with its specific terms and conditions, or otherwise breaches the terms and conditions of this Agreement, immediate and irreparable harm to Licensor would occur, Licensor would have no adequate remedy at law, and Licensor shall be entitled to seek and obtain immediate injunctive relief to prevent breaches and to enforce specifically the terms and conditions of this Agreement.

                                                (e)  Governing Law. The interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of New York without regard to conflicts of laws principles.  Any judicial proceeding brought with respect to this Agreement must be brought in the United States District Court for the Southern District of New York or any court of competent jurisdiction in the State of New York located in the City of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

AIGAION OIL ANONIMI ETERIA VIOMHXANIAS KAI EMPORIAS PETRELAIOEIDON		AEGEAN MARINE PETROLEUM NETWORK INC.

By	By
Its	Its
Date	Date

EXHIBIT A

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